UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2024, HeartBeam, Inc. (the “Company”) entered into a Sales Agreement (the “PV Sales Agreement”) with Public Ventures, LLC, as sales agent (“Public Ventures”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to Public Ventures, up to an aggregate of approximately $17,000,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Shares”).

Any Shares to be offered and sold under the PV Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269520), filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2023 (the “Registration Statement”) and the prospectus supplement included therein, relating to the Offering, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or if specified by the Company, by any other method permitted by law.

Subject to the terms of the PV Sales Agreement, Public Ventures will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the PV Sales Agreement. The Company will pay Public Ventures a commission at a fixed rate of 3.0% of the aggregate gross proceeds from each sale of the Shares under the PV Sales Agreement. The Company will also reimburse Public Ventures for certain expenses incurred in connection with the PV Sales Agreement and has agreed to provide Public Ventures with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for working capital and other general corporate purposes, and any other purposes that may be stated in any future prospectus supplement.

The foregoing description of the PV Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PV Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 1.02 Termination of a Material Definitive Agreement.

In order to proceed with the PV Sales Agreement, at its sole discretion, on May 1, 2024 the Company terminated its prior Sales Agreement (the “AGP Sales Agreement”) with A.G.P./Alliance Global Partners, as sales agent (“AGP”), having provided AGP with 5 days’ written notice to terminate, in accordance with Section 11(b) of the AGP Sales Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item 9.01. Exhibits.

Exhibit Number	Description

10.1	Sales Agreement by and between HeartBeam, Inc. and Public Ventures, LLC, dated May 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: May 2, 2024	By:	/s/ Branislav Vajdic
	Name:	Branislav Vajdic
	Title:	Chief Executive Officer